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                                                                   EXHIBIT 10.22

                              Amendment Number 1

                                    To the

                          1998 Directors Option Plan

                                March 18, 1999

1. The first sentence of Section 6.3 of the 1998 Directors Stock Option Plan (the "Plan") is hereby amended by inserting the phrase "commencing with the Annual Meeting taking place in the year 2000" after the phrase "At each annual meeting of the Company."

2. The Plan in all other respects shall remain unchanged by this Amendment Number 1 (it being understood that the provisions of Section 11 of the Plan shall be applied to the stock split that became effective on March 1, 1999).